Exhibit 99.1

A conference call regarding this earnings release is scheduled for 9 a.m. Eastern, Thursday, April 14, 2005. Dial in at 1.517.623.4891 or listen online at www.emmis.com

Contacts: Walter Berger, EVP & CFO Kate Snedeker, Media & Investor Relations 317.266.0100

For Immediate Release
Thursday, April 14, 2005

Emmis Communications Reports 4th Quarter and Full Year Results

Emmis Radio outperforms markets for 4th quarter in a row; year-end leverage drops from 6.7x to 5.9x

Indianapolis...Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its fourth fiscal quarter and full year ending Feb. 28, 2005.

For the fourth fiscal quarter, reported net revenue was $137.9 million, compared to $131.4 million for the same quarter of the prior year, an increase of 5%. On a pro forma basis, net revenue for the quarter was $137.9 million, compared to $133.9 million for the same quarter of the prior year, an increase of 3%. Loss per share from continuing operations for the quarter was ($0.07), compared to ($0.26) for the same quarter of the prior year.

“The Emmis team delivered another strong performance this year,” said Emmis Chairman and CEO Jeff Smulyan. “We outperformed our markets, enhanced the quality of our balance sheet and were honored by FORTUNE as one of America’s Best Companies to Work For. This honor is particularly noteworthy; we aren’t just the best performing media company in the country, we are also one of the best places to work.”

For the fourth quarter, reported radio net revenues increased 9%, while pro forma radio net revenues increased 4%. Television net revenues increased slightly and publishing net revenues increased 6%.

For the fourth quarter, operating income was $17.5 million, compared to $5.2 million for the same quarter of the prior year. The fourth quarter of the prior year included a $12.4 million impairment loss. Emmis’ station operating income for the fourth quarter was $39.3 million, compared to $41.1 million for the same quarter of the prior year, a decrease of 4%.

For the full year, net revenue grew to $618.5 million from $565.2 million, an increase of 9%. Operating income was $140.4 million for the year, up from $104.5 million for the prior year. Station operating income rose to $233.9 million this year from $209.4 million in the prior year.

Emmis has included supplemental pro forma net revenues, station operating expenses excluding non-cash compensation and certain other financial data on its website, www.emmis.com. This information, which includes all consummated station acquisitions and dispositions, can be found under the “Investors” tab.

Under the terms of Emmis Operating Company’s senior bank credit facility, Emmis Communications Corporation total consolidated debt-to-EBITDA leverage was 5.9x as of Feb. 28, 2005, down from 6.7x a year ago.

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International radio net revenues and station operating expenses for the quarter ended Feb. 28, 2005 were $5.7 million and $4.2 million, respectively. Full-year consolidated net revenues and station operating income from Sláger, Emmis’ 59.5% majority-owned radio station in Hungary, were $17.4 million (up 49%) and $6.7 million (up 116%) respectively.

During the fourth quarter, Emmis finalized its agreement with Bonneville International Corporation to swap three of Emmis’ Phoenix radio stations — KTAR-AM, KMVP-AM and KKLT-FM — in exchange for Bonneville’s WLUP-FM (Chicago’s The Loop) and $74.8 million in cash (including working capital payments), which Emmis used to pay down senior debt. Emmis has owned WKQX-FM (Q101) in Chicago since 1988. Reported figures for all periods presented exclude the results of the three Phoenix radio stations. The financial results of these three stations have been classified as discontinued operations.

Also during the fourth quarter, the company announced its agreement to acquire D.EXPRES, a.s., a Slovakian company that owns and operates Rádio Expres, a national radio network in Slovakia, one of the world’s fastest growing economies. The purchase price was approximately $16 million, and the acquisition closed on March 10, 2005.

During the fourth quarter, Emmis Publishing announced the launch date of Tu Ciudad, an English-language magazine catering to upwardly-mobile Latinos in Los Angeles, the city with the nation’s largest Hispanic population. The bi-monthly magazine, targeting 3.5 million affluent Latinos, will debut on newsstands and reach subscribers in May 2005.

As discussed in the Company’s last quarterly report on Form 10-Q, a recent change in accounting principles mandated by the SEC resulted in a write down of goodwill included in the Company’s FCC license value. On Sept. 30, 2004, the Emerging Issues Task Force issued Topic D-108, which, among other things, prohibits the use of the residual method when companies perform their annual impairment test under SFAS No. 142. For all of the Company’s acquisitions completed prior to its adoption of SFAS No. 141 on June 30, 2001, the Company allocated a portion of the purchase price to the acquisition’s tangible assets in accordance with a third party appraisal and allocated the remainder of the purchase price to the FCC license. This allocation method is commonly called the residual method and results in all of the acquisition’s intangible assets, including goodwill, being included in the Company’s FCC license value. Although the Company has directly valued the FCC license of stations acquired since its adoption of SFAS No. 141, the Company had retained the use of the residual method to perform its annual impairment tests in accordance with SFAS No. 142 for acquisitions effected prior to the adoption of SFAS No. 141. Topic D-108 prohibits the use of the residual method and precludes companies from reclassifying to goodwill any goodwill that was originally included in the value of the FCC license, resulting in a write-off. Topic D-108 is effective for Emmis’ fiscal year ending Feb. 28, 2006, although the Company elected to adopt it as of Dec. 1, 2004. Based on a third party appraisal, the Company recorded a non-cash charge of approximately $303.0 million, net of tax, in its fourth quarter as a cumulative effect of an accounting change. This loss had no impact on the Company’s compliance with its debt covenants.

On March 1, 2005, Emmis granted approximately 250,000 shares of restricted stock to certain of its employees in lieu of stock options, which significantly reduced the Company’s annual stock option grant. Although Emmis does not expect to begin expensing stock options until at least September 1, 2005 (pursuant to SFAS No. 123R), it will expense the value of these restricted stock grants over their applicable vesting period, which ranges from 2 to 3 years. The Company expects the expense associated with these restricted stock grants to be approximately $2.0 million in fiscal 2006.

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Pro forma calculations assume the following events all had occurred on March 1, 2003: (a) the acquisition of a controlling interest of 50.1% in a partnership that owns six radio stations in the Austin, Texas metropolitan area in July 2003, (b) the acquisition of WLUP-FM in Chicago in January 2005, (c) and the disposition of Mira Mobile, a mobile television production company, in June 2003.

The following table reconciles reported results to pro forma results (dollars in thousands):

	3 months ended Feb.28 (29),		%	12 months ending Feb.28 (29),		%
	2005	2004	Change	2005	2004	Change
Radio
Reported net revenues	$61,212	$56,182	9%	$275,920	$253,108	9%
Plus: Revenues from assets acquired	—	2,512		8,623	22,924
Less: net revenues from assets disposed	—	—		—

Pro forma net revenues	$61,212	$58,694	4%	$284,543	$276,032	3%

Television
Reported net revenues	$56,617	$56,406	0%	$264,865	$235,938	12%
Plus: Revenues from assets acquired	—	—		—
Less: net revenues from assets disposed	—	—		(1,140)

Pro forma net revenues	$56,617	$56,406	0%	$264,865	$234,798	13%

Publishing
Reported net revenues	$20,021	$18,809	6%	$77,675	$76,108	2%
Plus: Revenues from assets acquired	—	—		—
Less: net revenues from assets disposed	—	—		—

Pro forma net revenues	$20,021	$18,809	6%	$77,675	$76,108	2%

Total Company
Reported net revenues operating income	$137,850	$131,397	5%	$618,460	$565,154	9%
Plus: Revenues from assets acquired	—	2,512		8,623	22,924
Less: Revenues from assets disposed	—	—		(1,140)

Pro forma net revenues	$137,850	$133,909	3%	$627,083	$586,938	7%

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Guidance Table
(Dollars in millions)
1st Quarter Guidance

Quarter ended 5/31/05
Net Revenues:
Domestic Radio	$70,300
International Radio	4,700

Total Radio	75,000
Television	66,400
Publishing	18,800

Total net revenues	$160,200

Station Operating Expenses, excluding non-cash compensation:
Domestic Radio	$38,700
Foreign Radio	3,800

Total Radio	42,500
Television	42,200
Publishing	18,500

Total station operating expenses, excluding non-cash comp	$103,200

Corporate Expenses	$7,300

The above domestic radio net revenue guidance implies pro forma growth of 5% in Q1. Prior year pro forma results are available on the Company’s website.

Emmis will host a conference call regarding this information on Thursday, April 14, 2005 at 9 a.m. Eastern at 1.517.623.4891, with a replay available until Thursday, April 21, 2005 at 1.402.998.1711. Listen online by visiting www.emmis.com.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis’ debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis’ business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding non-cash compensation.

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Emmis Communications — Great Media, Great People, Great Service ®
Emmis Communications is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 23 FM and 2 AM domestic radio stations serving the nation’s largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. In addition, Emmis owns a radio network, international radio stations, 16 television stations, regional and specialty magazines and ancillary businesses in broadcast sales and book publishing.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission’s Regulation FD.

Certain statements included above which are not statements of historical fact, including financial data for quarters or other periods that are not yet completed and statements identified with the words “continues,” “expect,” “will,” or “would,” are intended to be, and are, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry including the implementation of competing formats in large markets; the attraction and retention of quality talent and other programming; public and governmental reaction to Emmis programming decisions; changes in the costs of programming; changes in interest rates; inability to grow through suitable acquisitions, including the desired radio; inability or delay in closing previously announced acquisitions; terrorist attacks or other large-scale disasters; wars and other events creating economic uncertainty; and other factors mentioned in documents filed by Emmis with the Securities and Exchange Commission. Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Note: Financial schedule attached.

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, dollars in thousands, except per share data)

	Three months ended February 28 (29),		Twelve months ended February 28 (29),
	2005	2004	2005	2004
OPERATING DATA:
Net revenues:
Radio	$61,212	$56,182	$275,920	$253,108
Television	56,617	56,406	264,865	235,938
Publishing	20,021	18,809	77,675	76,108
Total net revenues	137,850	131,397	618,460	565,154
Operating expenses, excluding noncash compensation:
Radio	39,298	34,537	155,503	139,438
Television	41,558	38,800	161,149	150,485
Publishing	17,683	16,994	67,870	65,809
Total station operating expenses, excluding noncash compensation	98,539	90,331	384,522	355,732
Corporate expenses, excluding noncash compensation	7,438	6,415	30,792	24,105
Noncash compensation (a)	3,140	5,245	16,570	22,722
Depreciation and amortization	11,270	11,817	46,201	45,701
Impairment loss	—	12,400	—	12,400

Operating income	17,463	5,189	140,375	104,494
Interest expense	(16,247)	(21,122)	(66,657)	(85,958)
Gain (loss) on disposal of assets	(2,060)	271	(2,630)	1,247
Loss on debt extinguishment (b)	—	—	(97,248)	—
Other income (expense), net	628	(880)	884	(1,440)

Income (loss) before income taxes, minority interest, discontinued operations and accounting change	(216)	(16,542)	(25,276)	18,343
Provision (benefit) for income taxes	719	(5,118)	15,941	10,025
Minority interest expense, net of tax	539	551	2,486	1,878

Income (loss) from continuing operations	(1,474)	(11,975)	(43,703)	6,440
Income (loss) from discontinued operations, net of tax	38,575	(9,441)	42,335	(4,184)

Income (loss) before accounting change	37,101	(21,416)	(1,368)	2,256
Cumulative effect of accounting change, net of tax	(303,000)	—	(303,000)	—

Net income (loss)	(265,899)	(21,416)	(304,368)	2,256
Preferred stock dividends	2,246	2,246	8,984	8,984

Net loss available to common shareholders	$(268,145)	$(23,662)	$(313,352)	$(6,728)

Basic net income (loss) per common share:
Continuing operations	$(0.06)	$(0.26)	$(0.93)	$(0.05)
Discontinued operations, net of tax	0.68	(0.17)	0.75	(0.07)
Cumulative effect of accounting change, net of tax	(5.37)	—	(5.40)	—

Net loss available to common shareholders	$(4.75)	$(0.43)	$(5.58)	$(0.12)

Diluted net income (loss) per common share:
Continuing operations	$(0.07)	$(0.26)	$(0.94)	$(0.05)
Discontinued operations, net of tax	0.68	(0.17)	0.75	(0.07)
Cumulative effect of accounting change, net of tax	(5.37)	—	(5.40)	—

Net loss available to common shareholders	$(4.76)	$(0.43)	$(5.59)	$(0.12)

Weighted average shares outstanding:
Basic	56,397	55,469	56,129	54,716
Diluted	56,397	55,469	56,129	55,066

(a) Noncash compensation by segment:
Radio	$940	$1,523	$4,822	$6,954
Television	816	1,596	5,197	7,715
Publishing	328	595	2,007	2,780
Corporate	1,056	1,531	4,544	5,273

Total	$3,140	$5,245	$16,570	$22,722

(b) Reflects costs associated with our debt recapitalization, which closed on May 10, 2004 and a subsequent subordinated debt extinguishment on June 10, 2004.

OTHER DATA:
Station operating income (See below)	39,311	41,066	233,938	209,422
Cash paid for taxes	15	219	286	1,143
Capital expenditures	8,434	12,473	25,233	30,191

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$17,463	$5,189	$140,375	$104,494
Plus: Depreciation and amortization	11,270	11,817	46,201	45,701
Plus: Corporate expenses, excluding noncash compensation	7,438	6,415	30,792	24,105
Plus: Noncash compensation	3,140	5,245	16,570	22,722

Station operating income	$39,311	$41,066	$233,938	$209,422

SELECTED BALANCE SHEET INFORMATION:
	February 28, 2005	February 29, 2004

Total Cash and Cash Equivalents	$16,054	$19,970

Senior Debt	$804,313	$739,833
Senior Subordinated Debt	375,000	300,000
Senior Discount Notes	1,245	223,423

Total Senior, Senior Subordinated and Senior Discount Debt	$1,180,558	$1,263,256